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                                                                      Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

                                                                Investor Contact
                                                            Julia Wallace Potter
                                         Office: 312-255-5055, Cell 312-961-5487
                                                            potterj@diamtech.com

                                                                  Media Contacts
                                                               (U.S.) David Moon
                                        Office: 312-255-4560, Cell: 708-557-6917
                                                              moond@diamtech.com
                                                                              or
                                                           (Europe) Kirsty Brown
                                  Office: 44-20.7959.7700, Cell: 44-7967-176-567
                                                       keb@clusterconsulting.com


    Diamond Technology Partners to Combine with leading pan-European digital strategy consulting firm Cluster Consulting
  $930 Million Combination to Create the World's Premier Digital Strategy and
                            Solutions Delivery Firm
              Company Will See Attractive Cash Flows, High Margins

CHICAGO, September 11, 2000--Diamond Technology Partners (Nasdaq: DTPI), a leading e-business services firm, today announced that it has signed a definitive agreement to combine with Cluster Consulting, a pan-European management consulting firm specializing in wireless technology, Internet and digital strategies. The combined company will be known as DiamondCluster International, Inc. The unified firm builds on the strengths and market leadership of each organization. DiamondCluster will leverage Diamond's innovative work in creating and implementing digital strategies with Cluster's leading-edge wireless industry and application expertise in Europe and South America.

Diamond will pay $44 million in cash and an aggregate of 13.9 million shares and options for shares of Diamond's Class B Common Stock. The total value of the transaction based upon DTPI's closing stock price on Friday, September 8, 2000 is approximately $930 million. The majority of the options will vest over five years. The combination represents a significant step in moving Diamond and Cluster towards their common vision to create the world's premier digital strategy and solutions delivery consulting firm.

The transaction is expected to be $0.02 accretive on a cash earnings per share basis in the fourth quarter of fiscal year 2001 (ending March 31, 2001), and $0.12 accretive to cash earnings in fiscal year 2002. Both companies have well established and profitable
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businesses that should provide on a combined basis for attractive revenue growth, cash flows and margins. The combined company currently has over 900 consultants, including over 100 partners worldwide. The transaction has been approved by Diamond's board of directors and will require the approval of Diamond's shareholders. The transaction will be accounted for under the purchase method of accounting. Diamond expects to receive approval and close the transaction during the calendar fourth quarter 2000.

"This move advances the company into the next generation of digital strategy and accelerates growth into Europe by at least two years," said Mel Bergstein, Diamond's chairman and CEO. "DiamondCluster is the first digital strategy and solutions delivery firm with a strong global presence and world-class wireless and mobility expertise. Third-generation wireless technology will revolutionize how business is conducted and will be the prevailing technology for years to come on a global basis. This shared commitment to intellectual capital is a key scaling factor for our business."

Mel Bergstein, chairman and CEO of Diamond Technology Partners, will become chairman and CEO of the new company. Javier Rubio, CEO of Cluster Consulting, will become president-Europe and Latin America and a member of the board of directors. Adam Gutstein, president of Diamond Technology Partners, will become president of DiamondCluster. Gutstein will lead the integration of the two companies, along with Ferran Soriano, vice president of corporate development for Cluster Consulting. Mike Connolly, COO of Diamond, will become president-North America. Gutstein, Rubio and Connolly will report to Bergstein. Karl Bupp, CFO of Diamond, will become CFO of the combined company. Mike Mikolajczyk and John Sviokla will continue their current roles as vice chairmen with the new company. Sviokla, along with Carme Miro, vice president of marketing of Cluster, together will be responsible for corporate strategy. DiamondCluster's corporate headquarters will remain in Chicago and the company will have offices in New York, Boston, San Francisco, London, Munich, Dusseldorf, Paris, Madrid, Barcelona, Lisbon and Sao Paulo.

Javier Rubio, commenting on the strategic fit between the firms, said, "Cluster has a proven track record working with CEOs in Europe and Latin America to build their wireless businesses, and as a result has been extremely profitable since its founding in 1993. We are working with clients such as Ericsson, Alta Vista, Orange, Sprint PCS, Telecom Italia Mobile, VodafoneAirtouch and Deutsche Telekom. Both companies' operating models, geography, skill sets, vertical industries, and cultures are extremely complementary. There is virtually no overlap in terms of markets and clients. Both companies have campus-based recruiting models that have proven highly successful in hiring, nurturing and retaining the industry's leading consultants; this is very important in the combination of consulting firms."

Adam Gutstein, president of Diamond, explained that the combination of the two firms represents an opportunity to accelerate growth and extend market leadership, "This is a continuation of our firm's vision to be the world's leading digital strategy firm. There is strategic and economic benefit for the company immediately, as well as an enormous growth opportunity. And, with longstanding experience in establishing and growing offices in a wide range of international locations, Cluster also represents our springboard for future global expansion."
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The transaction will require shareholder approval.  Therefore, Diamond is postponing its annual meeting of shareholders previously scheduled for September 26, 2000 and will combine its regular annual meeting with a special meeting to be held during the calendar fourth quarter of 2000.

Morgan Stanley Dean Witter & Co. is serving as financial advisor to Diamond Technology Partners. Goldman, Sachs & Co. is serving as financial advisor to Cluster Consulting.

Conference Call

Management from Diamond Technology Partners and Cluster Consulting will host a conference call on Monday, September 11, 2000 at 8:30am ET to discuss this transaction. To participate in the call, call 888-890-6816 for domestic callers and +1-847-619-6449 for international callers. The call will also be broadcast live via Diamond's web site at www.diamtech.com. If you are unable to participate in the call, you may listen to a replay of the discussion online or beginning 1 hour after the completion of the call through the end of the day on September 18, 2000 by calling 888-843-8996 (domestic) or 630-652-3044
(international) and entering the passcode 2820235.

About Diamond

Diamond Technology Partners Incorporated is an e-business services firm that helps clients develop and implement Digital Strategy /SM/ - business strategies for the digital age. These digital strategies typically transform client business models and create dramatically different e-businesses that deliver sustained market leadership. Headquartered in Chicago, the company serves clients worldwide across a range of industries including financial services, consumer and industrial products and services, telecommunications and energy, healthcare and insurance. Diamond's Web site can be found at www.diamtech.com.

About Cluster Consulting

Cluster Consulting is a leading professional services firm specializing in strategy and solutions for the digital economy. Cluster offers professional services in four key areas: digital strategy, digital solutions, wireless/telecoms and the Internet. Cluster's experience covers a variety of industry sectors including telecommunications, financial services, media entertainment, fast-moving consumer goods (FMCG) retailing, tourism and travel. Some of their clients include Airtel, Alta Vista, American Express, Bell Canada, Bradesco, British Telecommunications, Deutsche Telekom, Ericsson, Norwich Union, Orange, Scandinavia On Line, Sprint PCS, Telecom Italia Mobile, Telefonica, Telesp Celular and VodafoneAirtouch. Cluster Consulting was founded in 1993 and has offices in Barcelona, Boston, Dusseldorf, Lisbon, London, Madrid, Munich, Paris and Sao Paulo. Cluster's Web site can be found at www.clusterconsulting.com.

Where You Can Find Additional Information

Diamond plans to file with the Securities and Exchange Commission a Registration Statement on Form S-4 relating to the Cluster transaction. The registration statement will include a proxy statement of Diamond for a meeting of its shareholders to consider and vote
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upon the issuance of Diamond shares in the transaction and various related matters. The registration statement will also serve as a prospectus of Diamond with respect to the shares of Diamond to be distributed to shareholders of Cluster in the proposed transaction. Diamond expects to mail the proxy statement/prospectus for the transaction to the shareholders of both companies. Investors and security holders are advised to carefully read the proxy statement/prospectus, when it becomes available, because it will contain important information about Diamond, Cluster, the transaction and related matters. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by the companies at the SEC's web site at http://www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Diamond by directing such requests to Diamond.

In addition to the registration statement and the proxy statement/prospectus, Diamond files annual, quarterly and special reports, proxy statements, registration statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Diamond at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Diamond's filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Solicitation of Proxies; Interests of Certain Persons in the Transaction

Diamond, Cluster, their respective officers and directors and certain other members of management or employees may be deemed to be participants in the solicitation of proxies from shareholders of Diamond with respect to the transactions contemplated by the purchase agreement. A description of any interests that Diamond's directors and executive officers have in proposed transaction will be available in the proxy statement/prospectus.

Forward Looking Statements

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to successfully integrate acquisitions, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, recruitment and retention of personnel, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC including the Form 10-Q for the quarter ended June 30, 2000.